Exhibit 23
                          Independent Auditors' Consent

The Board of Directors and Stockholders
LaserSight Incorporated:

We consent to the incorporation by reference in the registration statement (No. 33-96390) on Form S-8, registration statement (No. 33-52170) on Form S-8, registration statement (No. 333-16817) on Form S-8, registration statement (No. 333-16823) on Form S-8, registration statement (No. 333-62587) on Form S-8, registration statement (No. 333-62591) on Form S-8, registration statement (No. 333-84073) on Form S-8, registration statement (No. 333-84075) on Form S-8, registration statement (No. 333-42662) on Form S-8, registration statement (No. 333-75216) on Form S-8, registration statement (No. 333-2198) on Form S-3, registration statement (No. 333-25237) on Form S-3, registration statement (No. 333-36655) on Form S-3, registration statement (No. 333-36837) on Form S-3, registration statement (No. 333-59369) on Form S-3, registration statement (No. 333-68495) on Form S-3, registration statement (No. 333-77825) on Form S-3, registration statement (No. 333-35822) on Form S-3, registration statement (No. 333-46470) on Form S-3, registration statement (No. 333-62634) on Form S-3, registration statement (No. 333-67616) on Form S-3, and registration statement (No. 333-101364) on Form S-3 of LaserSight Incorporated of our report dated March 21, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), with respect to the consolidated balance sheets of LaserSight Incorporated and Subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of LaserSight Incorporated


                                           /s/ KPMG LLP

St. Louis, Missouri
March 31, 2003